Exhibit 10.12

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment (the “First Amendment”) to that certain Employment Agreement between Seres Therapeutics, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Michele Trucksis, Ph.D., M.D. (the “Executive”) dated as of June 13, 2015 (the “Employment Agreement”) is made as of August 7, 2015 (the “Amendment Date”), by and among the Company and the Executive.

WITNESSETH

WHEREAS, the Company and the Executive desire to amend the terms of the Employment Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree to the following:

1. Amendment to the Employment Agreement. Effective as of the Amendment Date, Section 4(b)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

(i) an amount in cash equal to the Annual Base Salary, payable in the form of salary continuation in regular installments over the 12-month period following the date of Executive’s Separation from Service (the “Severance Period”) in accordance with the Company’s normal payroll practices;

2. No Other Amendment. Except as expressly set forth in this First Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Amendment Date.

SERES THERAPEUTICS, INC.

By:	/s/ Roger J. Pomerantz
Name: Roger J. Pomerantz
Title: President and Chief Executive Officer

EXECUTIVE

/s/ Michele Trucksis
Michele Trucksis, Ph.D., M.D.